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                                                                    EXHIBIT 10.9


                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT (this "Lease") made and entered into on this _____________ day of _______________________, 2001, by and between NSI
ENTERPRISES, INC., a California corporation ("Landlord"), and L&C SPINCO, INC., a Delaware corporation ("Tenant");



                              W I T N E S S E T H:


         For and in consideration of the mutual covenants set forth below, Landlord and Tenant do hereby agree as follows:

         1. LEASE OF PREMISES. Subject to and upon the terms and conditions herein provided, Landlord does hereby rent, lease, and demise to Tenant approximately _________ square feet of space (the "Premises") located on the __________ Floor(s) of that certain building (the "Building") located at 1420 Peachtree Street, NE, Atlanta, Georgia, which Premises are more particularly shown on Exhibit "A" attached hereto and made a part hereof, together with all and singular the rights, privileges, and appurtenances thereto belonging or in any wise appertaining.

         2. TERM AND RENTALS. The term of this Lease shall be for a period of twelve (12) months, commencing on the ____ day of _______, 2001, and terminating on the ____ day of __________; provided that either party may terminate this agreement at any time after ______, 2001 upon three (3) months prior written notice. For the entire term hereof, Tenant agrees to pay Landlord as monthly rental hereunder the sum of _______________ and __/100 Dollars ($_______). All rental provided for hereunder shall be due and payable on the first day of each month, with rent being prorated for partial months.

         3. USE. Tenant shall use and occupy the Premises solely for general office use, and no other purpose. Tenant shall comply with all laws applicable to the use, occupancy and condition of the Premises. Tenant shall not conduct or permit any activities on or about the Premises that would constitute a nuisance or otherwise interfere with other occupants of the Building.


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         4.       TAXES. Tenant shall pay Landlord thirty-three and one-third percent (33 1/3%) of all taxes, assessments and levies made by governmental authorities against the property of which the Premises forms a part, within ten
(10) days following Landlord's invoice therefor. If the term extends beyond a single tax year, the amounts payable under this Section shall be calculated using the most recent available tax bill.

         5. UTILITIES. The Premises is not separately metered or billed for, including without limitation all utilities such as water, gas, garbage collection or electricity ("Utilities"). Landlord shall pay for any Utilities used in the Building and bill Tenant for thirty-three and one-third percent of such amounts. Tenant shall pay such amounts to Landlord within ten (10) days following Landlord's invoice therefor.

         6. REPAIRS. Landlord shall, for the entire term of this Lease, maintain and keep in good working order, repair, and condition the structural integrity of the Building, including the roof and exterior walls.

         During the term of this Lease, except as otherwise provided above with respect to the maintenance and repair requirements of Landlord, Tenant will maintain the Premises in as good order and repair as at commencement of this Lease (ordinary wear and tear excepted), will remove or cause to be removed any and all rubbish and refuse matter from the Premises, and at the termination of the term, will deliver up the Premises in substantially as good condition, order, and repair as at commencement of this Lease, except for ordinary wear and tear and damage by fire or other casualties.

         7. INSURANCE. Landlord shall maintain during the term of this Lease insurance against loss or damage to all of the improvements on the Premises resulting from fire, extended coverage, vandalism, malicious mischief, earthquake, flood, collapse, and other all risk perils in commercially reasonable amounts. Tenant shall, at Tenant's sole cost and expense, but for the mutual benefit of Landlord and Tenant, maintain workers' compensation coverage as required by law and general public liability insurance coverage against claims for personal injury, death, or property damage occurring upon, in, or about the Premises, such insurance to afford protection to the limit of not less than Three Million Dollars ($3,000,000) combined single limit coverage and name Landlord as additional insured. In addition, Tenant shall maintain commercially reasonable insurance coverage against loss or damage to Tenant's personal property located upon the Premises.

         Insurance required hereunder must be written by a company authorized to do business in Georgia, subject to the approval of Landlord, which approval shall not be unreasonably withheld. Each policy of insurance will be endorsed to provide that Landlord will receive at least thirty (30) days' prior written notice of any cancellation of, or material change in, said policy. Tenant shall not cause any insurance to be cancelled nor permit any insurance to lapse without thirty (30) days' prior written notice to


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Landlord. A certificate evidencing liability insurance required to be maintained by Tenant hereunder naming Landlord as an additional insured shall be delivered to Landlord upon the execution of this Lease.

         8. CASUALTY LOSS. In the event the Building is damaged or destroyed during the term hereof by fire, storm, tornado, or other casualty of nature, or otherwise, so as to render the Premises wholly untenantable and unfit for use, then and in such event, Landlord or Tenant may, at the option of either, immediately terminate said Lease. If neither party terminates, then Landlord shall proceed with reasonable speed and dispatch to repair and reconstruct the Building so damaged or destroyed and shall restore the same to its former tenantable condition, in which event, the terms, provisions, and operative effect of this Lease shall be unaffected by said fire, storm, tornado, or other casualty of nature, except that the rent due and payable hereunder shall abate and cease for the period during which the restoration of the Premises is being completed, but shall become immediately payable as herein provided at such time as the Premises becomes tenantable, as determined in Landlord's reasonable discretion. Notwithstanding anything in this Lease to the contrary, there shall be no abatement of rent after a casualty to the extent that the damage occurred due to fault or neglect on the part of Tenant, its employees, servants, agents, representatives, or invitees.

         9. WAIVER OF SUBROGATION. Tenant and Landlord each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents, and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control or any loss or damage, including consequential loss, to the Premises, or contents thereof belonging to either, caused by any risk required to be insured against hereunder, regardless of whether such risk was actually insured.

         10. SIGNS. Tenant shall not erect any signs in or upon the Premises or the Building or the property on which they are located without Landlord's prior approval in writing. Tenant shall be liable for the payment of any municipal charges or minor privilege tax levied by reason of the erection and maintenance of such signs. At the termination of this Lease, Tenant shall remove all signs installed by Tenant and any damage resulting from the installation and/or removal of such sign will be repaired by Tenant.

         11. DEFAULT BY TENANT. Tenant shall be in default under this Lease in the event that it (A) fails to pay rent for ten (10) days after it is due hereunder, or (B) fails to perform or comply with any other provision hereof for a period of thirty (30) days after receipt of written notice thereof from Landlord; provided that if, such failure cannot reasonably be cured within thirty (30) days, then Tenant shall have an additional period of time, not to exceed sixty (60) days, to cure such failure, so long as Tenant has commenced and is diligently pursuing appropriate actions to cure such failure. Upon a


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default by Tenant, Tenant's right to the further possession of the Premises shall terminate and Landlord shall become and be entitled to immediate possession of the Premises, provided Landlord shall so elect, but not otherwise. Landlord shall thereupon immediately have the full right of re-entry upon the Premises, by force or otherwise, to the extent permitted by the applicable law then in force, and without formal notice or demand, and without liability of any kind; and also the right, but not the obligation, to re-let the Premises for any unexpired balance of the term, and collect the rent therefor. In the event of such re-letting by Landlord, the re-letting shall be for such duration (which may extend beyond the unexpired balance of the term) and on such other terms, conditions, and rental as Landlord may deem proper, and the proceeds that may be collected from the same, less the expense of re-letting (including reasonable leasing costs, fees, and commissions and reasonable costs of renovating the Premises), shall be applied upon Tenant's rental obligation as set forth in this Lease for the unexpired portion of the Lease term. Tenant shall be liable for any balance that may be due under this Lease, although Tenant shall have no further right of possession of the Premises. Such re-entry by Landlord and any such re-letting shall not operate as a termination of this Lease, unless Landlord shall so elect, nor as a waiver or postponement of any right of Landlord against Tenant. Landlord shall have the further right, in the event of Tenant's default as aforesaid, and irrespective of whether Landlord shall have elected to terminate Tenant's right to the further possession of the Premises, to declare the entire rent for the unexpired portion of the Lease term to be immediately due and payable and to collect the same by any manner not inconsistent with applicable law. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. To the extent permitted by law, Tenant hereby consents to summary proceedings in connection with Landlord's re-entry of the Premises, and expressly waives any and all rights of redemption, granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

         12. SUBLEASE AND ASSIGNMENT. Tenant shall not have the right to assign this Lease, or sublet the Premises, or any other part thereof, at any time during the term hereof, without Landlord's prior written consent which may be granted or withheld in Landlord's sole discretion. Any attempted assignment or sublease without the prior written consent of Landlord shall be of no legal force and effect. If Tenant assigns this Lease or sublets the Premises with Landlord's consent, Tenant shall remain liable for all terms and covenants of this Lease including, without limitation, the covenant to pay rent.

         13. INDEMNIFICATION. Tenant shall be liable to Landlord for all liabilities, damages, costs, and expenses (including attorney's fees) which may be incurred or sustained by Landlord by reason of Tenant's breach of any of the provisions of this Lease. Landlord shall be liable to Tenant for all liabilities, damages, costs, and expenses


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(including attorney's fees) which may be incurred or sustained by Tenant by reason of Landlord's breach of any of the provisions of this Lease.

         14. NOTICES. Notices to Landlord shall be given in writing by mail or by fax to it at: ____________________________________, Attention:
General Counsel, FAX Number (___) __________, or such other address or number as Landlord may from time to time designate by written notice to Tenant. Notices to Tenant shall be given in writing by mail or by fax to Tenant at: 1420 Peachtree Street, N.E., Atlanta, Georgia 30309-3002, Attention: General Counsel, FAX Number (404) 853-1015, or such other address or number as it may from time to time designate by written notice to Landlord. Notices hereunder shall be effective upon receipt.

         15. SUCCESSORS AND ASSIGNS. This Lease shall inure to the benefit of and be binding upon the successors and permitted assigns of Landlord and Tenant.

         16.      TIME.  Time is and shall be of the essence hereof.

         17. ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant with respect to the lease of the Premises and supersedes all prior discussions, understandings, and agreements with respect thereto.

         18. AMENDMENT; WAIVER. This Lease may not be modified or amended except by written instrument executed by Landlord and Tenant. No waiver of any provision hereof shall be effective unless in a writing executed by the party against whom the waiver is sought to be enforced.

         19. LATE CHARGE. All payments or installments of any rent (including additional rent) hereunder and all sums whatsoever due under this Lease, shall be paid to Landlord at the address designated by Landlord, and if not paid within ten (10) days of when due, shall be subject to a late charge equal to three percent (3%) of the amount of the late payment for each late payment and shall bear interest at the rate of fifteen percent (15%) per annum (but not more than the maximum allowable legal rate applicable to Tenant) until paid. If either party engages an attorney to enforce its rights under this Lease, the nonprevailing party shall pay all reasonable fees and expenses of such attorney actually incurred by the prevailing party.



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         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day first above written.

                                                    LANDLORD:
ATTEST OR WITNESS:                                  NSI ENTERPRISES, INC.



                                          By:
-------------------------------              -----------------------------------

Name:                                     Name:
     --------------------------                ---------------------------------

Title:                                    Title:
      -------------------------                 --------------------------------

[CORPORATE SEAL]


                                          TENANT:
ATTEST OR WITNESS:                        L & C SPINCO, INC.



                                          By:
-------------------------------              -----------------------------------

Name:                                     Name:
     --------------------------                ---------------------------------

Title:                                    Title:
      -------------------------                 --------------------------------



[CORPORATE SEAL]


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